UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2021

SCOUTCAM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920	847-4257143
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A, Industrial Park

P.O. Box 3030, Omer, Israel 8496500

(Address of principal executive offices) (Zip Code)

Tel: +972 73 370-4691

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 14, 2021, Dr. Irit Yaniv tendered her resignation as a member of the board of directors of ScoutCam Inc. (the “Board” and “Company”, respectively), effective as of the same date. Dr. Yaniv advised the Company that her resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Director

On February 15, 2021, the Board appointed Mr. Moshe (Mori) Arkin to serve as a member of the Board and to fill the vacancy following the resignation of Dr. Irit Yaniv. Below is a description of the relevant business experience for Mr. Arkin:

Mr. Moshe Arkin (68) is a leading life science and pharmaceutical entrepreneur and serves as the chairman of Arkin Holdings Ltd., which he founded in 2009. Mr. Arkin has served as chairman of the board of directors of Sol Gel Technologies Ltd. (NASDAQ: SLGL) since 2014 and sits on the board of directors of several private pharmaceutical and medical device companies, including SoniVie Ltd., a company developing systems for the treatment of pulmonary arterial hypertension, Digma Medical, a company developing systems to treat insulin resistance present in type 2 diabetes and other metabolic syndrome diseases, and Valcare Medical, a company developing heart valve devices. From 2005 to 2008, Mr. Arkin served as the head of generics at Perrigo Company, and from 2005 until 2011, as a member of its board of directors. Prior to joining Sol Gel Technologies Ltd., Mr. Arkin served as a director of cCAM Biotherapeutics Ltd., a company focused on the discovery and development of novel immunotherapies to treat cancer from 2012 until its acquisition in 2015 by Merck & Co., Inc. Mr. Arkin served as chairman of Agis Industries Ltd. from 1972 until its acquisition by Perrigo Company in 2005. Mr. Arkin holds a B.A. in psychology from the Tel Aviv University, Israel.

Family Relationships

Mr. Arkin does not have family relationships with any of the current officers or directors of the Company.

Related Party Transactions

On May 18, 2020, the Company and M. Arkin (1999) Ltd. (“Arkin Ltd.”), of which Mr. Arkin is the owner and principal manager, entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which Arkin Ltd. invested $2.0 million and in exchange was issued 4,132,232 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), a warrant to purchase 2,066,116 shares of Common Stock with an exercise price of $0.595 and a warrant to purchase 4,132,232 shares of Common Stock with an exercise price of $0.893. Except for the foregoing, there are no other transactions required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Number	Description
17.1	Resignation Letter dated February 14, 2021 from Dr. Irit Yaniv
99.1	Press release titled “Leading Life Science and Pharmaceutical Entrepreneur Mori Arkin to Join ScoutCam’s Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOUTCAM INC.

	By:	/s/ Tanya Yosef
	Name:	Tanya Yosef
	Title:	Chief Financial Officer

Date: February 16, 2021